Exhibit 4.7

SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of October 9, 2026, by and among Skydance Corporation (f/k/a Paramount Skydance Corporation), a Delaware corporation (the “Issuer”), Discovery Communications, LLC, a Delaware limited liability company (“DCL”), Discovery Global Holdings, Inc., a Delaware corporation (“DGH” and, together with DCL, each a “Co-Issuer” and together the “Co-Issuers”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”) under each Indenture referred to below.

W I T N E S S E T H :

WHEREAS the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of October 5, 2026 (the “Base Indenture”), providing for the issuance from time to time of one or more series of notes;

WHEREAS the Issuer, the subsidiary guarantors party thereto, the Trustee and the Collateral Agent have heretofore executed and delivered that certain Fifth Supplemental Indenture to the Base Indenture, dated as of October 9, 2026 (the “Fifth Supplemental Indenture”), providing for the issuance of the Issuer’s 6.304% Senior Secured Second Lien Notes due 2029, 6.250% Senior Secured Second Lien Notes due 2029, 4.875% Senior Secured Second Lien Notes due 2030, 4.904% Senior Secured Second Lien Notes due 2032, 5.000% Senior Secured Second Lien Notes due 2037, 6.350% Senior Secured Second Lien Notes due 2040, 4.950% Senior Secured Second Lien Notes due 2042, 5.050% Senior Secured Second Lien Notes due 2042, 4.875% Senior Secured Second Lien Notes due 2043, 5.200% Senior Secured Second Lien Notes due 2047, 5.300% Senior Secured Second Lien Notes due 2049 and 5.141% Senior Secured Second Lien Notes due 2052 (collectively, the “Fifth Supplemental Indenture Notes”);

WHEREAS the Issuer, the subsidiary guarantors party thereto, the Trustee, the Collateral Agent and the other agents party thereto have heretofore executed and delivered that certain Sixth Supplemental Indenture to the Base Indenture, dated as of October 9, 2026 (the “Sixth Supplemental Indenture” and, together with the Fifth Supplemental Indenture, each an “Indenture” and together, the “Indentures”), providing for the issuance of the Issuer’s 5.802% Senior Secured Second Lien Notes due 2030 and 5.068% Senior Secured Second Lien Notes due 2033 (collectively, the “Sixth Supplemental Indenture Notes” and, together with the Fifth Supplemental Indenture Notes, the “Exchange Notes”);

WHEREAS Section 9.01(4)(i) of each Indenture provides that the Issuer, the Subsidiary Guarantors, the Trustee and the Collateral Agent may amend or supplement such Indenture, any Note Guarantee or the Exchange Notes without the consent of any Holder to add a Subsidiary Guarantor as a co-issuer of the Exchange Notes; provided that a co-issuer may not be released as a Subsidiary Guarantor unless otherwise permitted pursuant to such Indenture;

WHEREAS each Co-Issuer is a Subsidiary Guarantor under the Exchange Notes, and the Issuer desires to add each Co-Issuer as a co-issuer of the Exchange Notes under each Indenture pursuant to Section 9.01(4)(i) thereof;

WHEREAS pursuant to Section 9.01 of each Indenture, the Trustee, the Collateral Agent, the Issuer and the Subsidiary Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Co-Issuers, the Trustee and the Collateral Agent mutually covenant and agree for the benefit of Holders (as defined below) as follows:

1.            Defined Terms. As used in this Supplemental Indenture, terms defined in the Base Indenture or the applicable Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the “Holders” (as defined in the applicable Indenture) of the Exchange Notes and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.            Agreement to be Co-Issuer. Each Co-Issuer hereby (a) agrees to become a party to each Indenture, solely as a co-issuer of the Exchange Notes, (b) agrees, jointly and severally with the Issuer and each other Co-Issuer, to be bound by all of the terms, conditions and provisions of each Indenture and the Exchange Notes applicable to the Issuer, in each case solely with respect to the Exchange Notes, and to be jointly and severally liable with the Issuer for the payment and performance of all of the Issuer’s Obligations with respect to the Exchange Notes, and (c) agrees that, from and after the date hereof, references to the “Issuer” in each Indenture and the Exchange Notes, in each case solely as they relate to the Exchange Notes, shall be deemed to refer to the Issuer and each Co-Issuer, jointly and severally, unless the context otherwise requires; provided that, in accordance with Section 9.01(4)(i) of each Indenture, each Co-Issuer shall remain a Subsidiary Guarantor of the Exchange Notes and may not be released as a Subsidiary Guarantor unless otherwise permitted pursuant to the applicable Indenture.

3.            Notices. All notices or other communications to each Co-Issuer shall be given as provided in Section 11.02 of each Indenture, c/o the Issuer at the address of the Issuer set forth therein.

4.            Ratification of Indentures; Supplemental Indenture Part of Indentures. Except as expressly amended hereby, each Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of each Indenture for all purposes, and every Holder of Exchange Notes heretofore or hereafter authenticated and delivered shall be bound hereby. This Supplemental Indenture affects only the Exchange Notes and not any other series of notes issued under the Base Indenture, and no Co-Issuer shall be, or be deemed to be, a co-issuer of any such other series of notes.

5.            Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.            Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.            Counterparts. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Supplemental Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Supplemental Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Supplemental Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

8.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SKYDANCE CORPORATION (F/K/A PARAMOUNT SKYDANCE CORPORATION), as the Issuer

By:	/s/ Stephanie Kyoko McKinnon
	Name:	Stephanie Kyoko McKinnon
	Title:	General Counsel and Secretary

[Signature Page to Seventh Supplemental Indenture]

DISCOVERY COMMUNICATIONS, LLC

By:	/s/ Fraser Martin Woodford
	Name:	Fraser Martin Woodford
	Title:	Executive Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]

DISCOVERY GLOBAL HOLDINGS, INC.

By:	/s/ Fraser Martin Woodford
	Name:	Fraser Martin Woodford
	Title:	Executive Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Denise Kellerk
	Name:	Denise Kellerk
	Title:	Vice President

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

[Signature Page to Seventh Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Denise Kellerk
	Name:	Denise Kellerk
	Title:	Vice President

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

[Signature Page to Seventh Supplemental Indenture]